Exhibit 10.1

Execution

INVESTMENT AGREEMENT

by and among

VINCE HOLDING CORP.,

SUN CARDINAL, LLC,

and

SCSF CARDINAL, LLC

Dated as of March 15, 2016

i

ii

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of March 15, 2016, by and among Vince Holding Corp., a Delaware corporation (the “Company”), Sun Cardinal, LLC, a Delaware limited liability company (“Sun Cardinal”), and SCSF Cardinal, LLC, a Delaware limited liability company (“SCSF” and, together with Sun Cardinal, the “Investors”).

RECITALS

WHEREAS, the Company has proposed to offer and sell up to 11,818,181 shares of Common Stock pursuant to a Rights Offering, on the terms and subject to the conditions set forth herein; and

WHEREAS, the Company desires that the Investors provide, and the Investors have agreed to provide, a Backstop Commitment to the Rights Offering, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

THE RIGHTS OFFERING AND BACKSTOP COMMITMENT

Section 1.1 The Rights Offering.

(a) As promptly as practicable after the date of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the SEC a registration statement (including each amendment and supplement thereto, the “Registration Statement”) on Form S-3, covering the issuance of the Rights and the Common Stock in the Rights Offering. The Company shall not permit any securities to be included in the Registration Statement other than the Rights and the Common Stock to be issued in the Rights Offering. The Registration Statement (and any post-effective amendments) shall be provided to the Investor and its counsel prior to its filing with the SEC, and the Investor and its counsel shall be given a reasonable opportunity to review and comment upon the Registration Statement (and any post-effective amendments). The Company shall use its commercially reasonable efforts to, as promptly as practicable, (i) respond to comments to the Registration Statement raised by the staff of the SEC and (ii) cause the Registration Statement and any post-effective amendment to be declared effective by the SEC.

(b) The Investors shall provide to the Company such information and other assistance as it may reasonably require in connection with the preparation and filing of the Registration Statement and the Prospectus. At the time such information is provided and at the respective times the Registration Statement and any post-effective amendments thereto become effective and as of the date of the Prospectus, no such information provided by the Investors shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) At the respective times the Registration Statement and any post-effective amendments thereto become effective, the Registration Statement (as amended or supplemented) shall comply in all material respects with the requirements of Form S-3, and the Registration Statement and any Company SEC Documents incorporated by reference therein shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 1.1(b). The final prospectus relating to the Rights Offering filed pursuant to Rule 424 of the Securities Act (as amended or supplemented, the “Prospectus”), as of its date, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall make no such representation with respect to information provided to it by the Investors under Section 1.1(b). The previous two sentences are referred to as the “10b-5 Representation.”

(d) Promptly following the date on which the Registration Statement is declared effective by the SEC (the “Registration Effective Date”), the Company shall print and file with the SEC the Prospectus, distribute the Prospectus to the Company’s stockholders of record as of the Record Date and thereafter promptly commence a rights offering on the following terms: (i) the Company shall distribute, at no charge, one Right to each holder of record of Common Stock for each share of Common Stock held by such holder as of the Record Date, (ii) each Right shall entitle the holder thereof to purchase, at the election of such holder, such number of shares of Common Stock at the Rights Subscription Price thereby entitling such holders of rights, in the aggregate, to subscribe for an aggregate of 11,818,181 shares (the “Aggregate Offered Shares”) of Common Stock (the “Basic Subscription Right”), provided that no fractional shares of Common Stock shall be issued pursuant to the exercise of any Rights, (iii) each such Right shall be non-transferable, (iv) the rights offering shall remain open for at least sixteen (16) days, but no more than twenty (20) days or such longer period as required by Law (the “Subscription Period”), (v) each holder who fully exercises all Rights held by such holder shall be entitled to subscribe for additional shares of Common Stock that were not subscribed for under the Basic Subscription Right in an amount equal to up to 20% of the shares of Common Stock for which such holder subscribed under the Basic Subscription Right (calculated prior to the exercise of any Rights) (the “Over-Subscription Right”); provided that, if insufficient remaining shares of unsubscribed shares of Common Stock are available, all over-subscription requests shall be honored pro rata among Rights holders who exercise the Over-Subscription Right (based on the Basic Subscription Rights exercised), (vi) no Person (other than the Investors and their Affiliates) may exercise the Rights to the extent the exercise thereof would cause such Person to acquire Beneficial Ownership in excess of 14.99% of the outstanding Common Stock after giving effect to the consummation of the Rights Offering and the Backstop Commitment, and (vii) any Person (other than the Investors and their Affiliates) who is, prior to the consummation of the Rights Offering, the Beneficial Owner of in excess of 14.99% of the outstanding Common Stock shall be entitled to exercise the Rights (including any Over-Subscription Right) only to the extent necessary to maintain its proportionate interest in the Common Stock of the Company prior to the consummation of the Rights Offering and the other transactions contemplated hereby (collectively, such rights offering, the “Rights Offering”).

(e) Prior to the expiration or termination of this Agreement in accordance with Article VI, the Company shall not amend any of the terms of the Rights Offering described in Section 1.1(d), terminate the Rights Offering or waive any material conditions to the closing of the Rights Offering, without the prior written consent of the Investors, unless the full Board (and not a committee of the Board) approves such amendment, termination or waiver. Subject to the terms and conditions of the Rights Offering, the Company shall effect the closing of the Rights Offering as promptly as practicable following the end of the Subscription Period. The closing of the Rights Offering shall occur at the time, for the Rights Subscription Price and in the manner and on the terms of the Rights Offering set forth in Section 1.1(d), as shall be set forth in the Prospectus.

(f) The Company shall pay all of its expenses associated with the Registration Statement, Prospectus, the Rights Offering and the other transactions contemplated hereby, including filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses and costs associated with clearing the Common Stock offered thereby for sale under applicable state securities Laws.

Section 1.2 Backstop Commitment.

(a) Subject to the consummation of the Rights Offering and the terms and conditions of this Agreement, each Investor shall purchase from the Company, and the Company shall issue to such Investor, at the Rights Subscription Price, such Investor’s Pro Rata Portion of an aggregate number of shares of Common Stock (the “Backstop Commitment”) equal to (x) (i) $65,000,000 minus (y) the aggregate proceeds of the Rights Offering, divided by (z) the Rights Subscription Price. Within two (2) Business Days after the closing of the Rights Offering, the Company shall issue to the Investors a notice (the “Subscription Notice”) setting forth the number of shares of Common Stock subscribed for in the Rights Offering and the aggregate proceeds of the Rights Offering and, accordingly, the number of shares of Common Stock to be acquired by the Investors pursuant to the Backstop Commitment at the Rights Subscription Price. Shares of Common Stock acquired by the Investors pursuant to the Backstop Commitment are collectively referred to as the “Backstop Acquired Shares.”

(b) On the terms and subject to the conditions set forth in this Agreement, the closing of the Backstop Commitment (the “Closing”) shall occur on the later of (i) the third Business Day following the issuance by the Company of the Subscription Notice and (ii) the date that all of the conditions to the Closing set forth in Article V of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), at 9:00 a.m. (Chicago, Illinois time) at the offices of Kirkland & Ellis LLP, 300 N. LaSalle, Chicago, Illinois 60654 or such other place, time and date as shall be agreed between the Company and the Investors (the date on which the Closing occurs, the “Closing Date”).

(c) At the Closing (i) the Company shall issue to each Investor its Pro Rata Portion of the Backstop Acquired Shares against payment by or on behalf of such Investor of the aggregate Rights Subscription Price for all such shares by wire transfer in immediately available funds to the account designated by the Company in writing at least three Business Day prior to the Closing, (ii) the Company shall deliver all other documents and certificates required to be delivered to the Investors pursuant to Section 5.3, and (iii) the Investors shall deliver all documents and certificates required to be delivered to the Company pursuant to Section 5.2.

(d) The Company shall promptly use proceeds from the Rights Offering and the Backstop Commitment to pay the amount owed by the Company under the Tax Receivable Agreement for the taxable year ended January 31, 2015, estimated to be approximately $21.8 million plus accrued interest.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investors that:

Section 2.1 Organization. The Company and each of its Subsidiaries is duly incorporated or organized and validly existing as a corporation or other entity in good standing under the Laws of its jurisdiction of organization and has all corporate power and authority to own its property and assets and conduct its business as currently conducted, and, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

Section 2.2 Authorization. The Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy. Except for any stockholder approval required pursuant to Section 312 of the NYSE Listed Company Manual, no vote or consent of stockholders of the Company is required in connection with any of the transactions contemplated by this Agreement under the Company’s certificate of incorporation, the DGCL, the rules and regulations of NYSE or otherwise.

Section 2.3 Capitalization.

(a) As of February 17, 2016, (i) the Company is authorized to issue up to 100,000,000 shares of Common Stock and has 36,779,417 shares of Common Stock issued and outstanding and (ii) the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) and no shares of Preferred Stock are issued or outstanding. As of February 17, 2016, there are outstanding options to purchase an aggregate of 2,730,949 shares of Common Stock and 29,532 shares of Common Stock reserved for issuance pursuant to outstanding restricted stock units awards, all of which options and restricted stock units are outstanding under the Stock Plans. All of the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.

(b) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries has been duly and validly authorized and issued, are fully paid and non-assessable, were not issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Term Loan Facility and Revolving Credit Facility. The Company does not Beneficially Own, directly or indirectly, any equity interests of any Person that is not a Subsidiary.

Section 2.4 Valid Issuance of Shares. The Backstop Acquired Shares will be, as of the date of their issuance, duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company against payment therefor as provided in this Agreement, (a) will be validly issued, fully paid and nonassessable, (b) will be free and clear of all liens, encumbrances or claims and (c) will not be subject to any statutory or contractual preemptive rights or other similar rights of stockholders.

Section 2.5 Non-Contravention; Governmental Authorizations.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not: (1) conflict with or violate any provision of the Company’s certificate of incorporation or by-laws, each as amended; (2) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right to termination, acceleration or cancellation under any agreement, lease, mortgage, license, indenture or any other contract to which the Company or any of its Subsidiaries is a party or by which their respective properties may be bound or affected; or (3) conflict with or violate any Law applicable to the Company, except, in the case of clause (2) or (3), as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b) Each approval, consent, order, authorization, designation, declaration or filing by or with any Governmental Entity necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein (except for (1) such additional steps as may be required by the New York Stock Exchange (the “NYSE”) or such additional steps as may be necessary to register or qualify the Rights and shares of Common Stock to be issued in connection with the Rights Offering and the Backstop Acquired Shares under federal securities, state securities or blue sky Laws and (2) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period under, any competition or merger control laws of any jurisdiction) has been obtained or made and is in full force and effect.

Section 2.6 Periodic Filings; Financial Statements; Undisclosed Liabilities.

(a) Since February 1, 2015, the Company has timely filed all reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto (collectively the “Company SEC Documents”), that were required to be filed with the SEC under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Company SEC Documents contained, when filed with the SEC, and if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b) The Company’s consolidated financial statements, including the notes thereto, included or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) have been prepared in accordance with GAAP consistently applied in all material respects (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly in all material respects the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods specified therein (subject to the absence of notes and year-end adjustments in the case of unaudited statements).

(c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations (accrued, absolute, contingent or otherwise) of a nature that would be required to be accrued or reflected in a consolidated balance sheet prepared in accordance with GAAP, other than liabilities or obligations (A) reflected on, reserved against, or disclosed in the notes to, the consolidated balance sheets of the Company Financial Statements or (B) incurred in the ordinary course of business consistent with past practice since the date of the last consolidated balance sheet in the Company Financial Statements.

Section 2.7 Liquidity; Credit Facility Compliance. The proceeds from the Rights Offering and, to the extent the Rights Offering is not fully subscribed, the Backstop Commitment, together with the Company’s good faith and reasonable estimate of cash from operations, will be sufficient for the Company and its Subsidiaries to (i) comply with all covenants under the Term Loan Facility and the Revolving Credit Facility, (ii) fund their debt service requirements, including under the Term Loan Facility and Revolving Credit Facility, (iii) fund their obligations under the Tax Receivable Agreement, among the Company, Sun Cardinal and the other parties thereto, as amended, and (iv) fund planned capital expenditures and working capital needs, for at least the twelve months following the Closing. The Company and its Subsidiaries are not in material breach of, and there exists no default (or an event which with notice or lapse of time or both would become a default) under, the Term Loan Facility or the Revolving Credit Facility. Assuming the Closing and the Company’s receipt of the proceeds from the Rights Offering and, to the extent the Rights Offering is not fully subscribed, the Backstop Commitment, no Effects exist that would or would reasonably be expected to result in the material breach of, or default (or an event which with notice or lapse of time or both would become a default) under, the Term Loan Facility or the Revolving Credit Facility by the Company and its Subsidiaries. To the extent the Company and its Subsidiaries are in breach of the Term Loan Facility or the Revolving Credit Facility (regardless of the materiality of the breach), the Company reasonably expects to cure such breach prior to it becoming a default under the Term Loan Facility or Revolving Credit Facility, as applicable.

Section 2.8 No Proceedings. No litigation or proceeding against the Company or its Subsidiaries is pending before any court, arbitrator, or administrative or governmental body, nor, to the Company’s knowledge, is any such proceeding threatened against the Company or its Subsidiaries, that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 2.9 Brokers and Finders. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees of which will be paid by the Company, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fees, commissions or finder’s fee, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

Section 2.10 No Further Reliance. The Company acknowledges that it is not relying upon any representation or warranty made by the Investors other than those representations and warranties set forth in this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor (solely with respect to itself) represents and warrants to the Company that:

Section 3.1 Organization and Authority. Such Investor is duly formed and validly existing in good standing as a limited liability company under the laws of the state of Delaware and has all limited liability company power and authority to own its property and assets and conduct its business as currently conducted and, except where the failure to be qualified or in good standing would not or reasonably be expected to prevent, materially delay or materially impede the performance by such Investor of its obligations under this Agreement or the consummation of the transactions contemplated hereby, has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification.

Section 3.2 Authorization. Such Investor has all limited liability company power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by such Investor of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such Investor’s board of managers or managing member, as the case may be, and no further approval or authorization by any of its members, partners or other equity owners is required. This Agreement constitutes the valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles and except as may be limited by applicable Law and public policy.

Section 3.3 Non-Contravention; Governmental Authorization.

(a) The execution, delivery and performance by such Investor of this Agreement and the consummation of the transactions contemplated hereunder will not: (1) conflict with or violate any provision of its certificate of formation, limited liability company agreement or similar governing documents; (2) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right to termination, acceleration or cancellation under any agreement, lease, mortgage, license, indenture or any other contract to which such Investor is a party or by which its properties may be bound or affected; or (3) conflict with or violate any Law applicable to such Investor, except in the case of clause (2) or (3), as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect such Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Each approval, consent, order, authorization, designation, declaration or filing by or with any Governmental Entity necessary in connection with the execution and delivery by such Investor of this Agreement and the consummation of the transactions contemplated herein (except for (1) such additional steps as may be required by the NYSE or such additional steps as may be necessary to register or qualify the Rights and shares of Common Stock to be issued in connection with the Rights Offering and the Backstop Acquired Shares under federal securities, state securities or blue sky Laws and (2) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period under, any competition or merger control laws of any jurisdiction) has been obtained or made and is in full force and effect.

Section 3.4 No Proceedings. No litigation or proceeding against such Investor is pending before any court, arbitrator, or administrative or governmental body, nor, to such Investor’s knowledge, is any such proceeding threatened against such Investor, that would, individually or in the aggregate, reasonably be expected to materially and adversely affect such Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

Section 3.5 Securities Act Compliance. The Backstop Acquired Shares being acquired by such Investor hereunder are being acquired for its own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities Laws. Such Investor is an ‘‘accredited investor’’ within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters that are necessary to evaluate the risks and merits of an investment in the Common Stock.

Section 3.6 Financial Capability. At the Closing, such Investor, together with its Affiliates, will have sufficient available funds to consummate the Closing on the terms and conditions contemplated by this Agreement. Such Investor is able to bear the financial risk of its investment in the Backstop Acquired Shares. Such Investor has been afforded access to information about the Company and its financial condition and business sufficient to enable the Investor to evaluate its investment in the Backstop Acquired Shares.

Section 3.7 No Registration. Such Investor understands (A) that the offer and sale of the Backstop Acquired Shares to be purchased by it pursuant to the terms of this Agreement have not been registered under the Securities Act or any state securities laws, (B) that the Company shall not be required to effect any registration or qualification of the Backstop Acquired Shares under the Securities Act or any state securities laws, except pursuant to the Registration Agreement, (C) that the Backstop Acquired Shares will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws and (D) that the Backstop Acquired Shares may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement under the Securities Act or in a transaction exempt from or not subject to registration under the Securities Act.

Section 3.8 Ownership. As of the date of this Agreement, such Investors and their Affiliates are the Beneficial Owners of 20,480,729 shares of Common Stock.

Section 3.9 No Further Reliance. Such Investor acknowledges that it is not relying upon any representation or warranty made by the Company other than those representations and warranties set forth in this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Conduct of the Business. Prior to the earlier of the Closing and the termination of this Agreement pursuant to Section 6.1 (the “Pre-Closing Period”), the Company shall not, and shall cause each of its Subsidiaries not to, take any actions outside of the ordinary course of business consistent with past practice, without the prior written consent of the Investors or prior approval by the full Board (and not a committee of the Board). During the Pre-Closing Period, (i) except as contemplated by this Agreement, as approved by the full Board (and not a committee of the Board) prior to the taking of such action or with the prior written consent of the Investors, the Company shall not, and shall cause each of its Subsidiaries not to: (A) declare or pay any dividend or distribution on its shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock (except for dividends paid by any direct or indirect wholly owned Subsidiary of the Company to the Company or to any other direct or indirect wholly owned Subsidiary of the Company), (B) adjust, split, combine or reclassify or otherwise amend the terms of its capital stock, (C) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any of its shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) its capital stock, (D) other than Excluded Issuances, issue, grant, deliver or sell any shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) its capital stock (other than with respect to the issuance of the Rights and the Common Stock issuable upon the exercise thereof), (E) make any amendments to its organizational documents, (F) sell, lease or otherwise dispose of a material amount of assets or securities, including by merger, consolidation, asset sale or other business combination, other than sales of assets in the ordinary course of business consistent with past practice; (G) make any material acquisitions, by purchase or other acquisition of shares or other equity interests, or by merger, consolidation or other business combination, or material purchase of any property or assets, to or from any Person (except for acquisitions made by the Company or any direct or indirect wholly owned Subsidiary of the Company from the Company or any other direct or indirect wholly owned Subsidiary of the Company), (H) make any prepayments under the Term Loan Facility, (I) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, or (J) agree or commit to do any of the foregoing. For the avoidance of doubt, the foregoing shall not restrict the Company from engaging in discussions with a third party with respect to a Superior Transaction or terminating this Agreement to enter into a definitive agreement to effect a Superior Transaction (provided that prior to or concurrently with such termination the Company pays the Termination Fee to the Investors in accordance with Section 7.8(b)).

Section 4.2 Securities to be Issued. The Common Stock to be issued to the Investors pursuant to this Agreement (i) shall be subject to the terms and provisions of the Company’s certificate of incorporation as in effect on the date hereof and (ii) for the avoidance of doubt, shall be deemed “Registrable Securities” under the Registration Agreement.

Section 4.3 Efforts. From the date hereof until the earlier of the Closing and the date that this Agreement is terminated pursuant to Section 6.1, the Investors and the Company shall (i) promptly file any and all Notification and Report Forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby, and use commercially reasonable efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act; (ii) promptly make an appropriate filing under the competition or merger control laws of other jurisdictions as may be required for the consummation of the transactions contemplated hereby, and use commercially reasonable efforts to obtain a decision from the appropriate regulatory authorities allowing the consummation of the transactions contemplated hereby; (iii) use commercially reasonable efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely obtaining all such consents, permits, authorizations or approvals; (iv) use commercially reasonable efforts to supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity; (v) promptly inform the other party of any substantive meeting, discussion, or communication with any Governmental Entity (and shall supply to the other party any written communication or other written correspondence or memoranda prepared for such purpose, subject to applicable Laws relating to the exchange of information or as necessary to preserve attorney-client privilege) in respect of any filings, investigation or inquiry concerning the transactions contemplated herein, and shall consult with the other party in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate thereat and (vi) use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate the Closing and the other transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under Law with respect to the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Investors or any of their Affiliates, or the Company, to enter into any agreement with any Governmental Entity or to consent to any authorizations, consents, approvals of governments and governmental agencies requiring the Investors or any of their Affiliates, or the Company, to hold separate or divest, or to restrict the dominion or control of, any of its assets or businesses or any of the stock, assets or business of the Investors, the Company or any of their Affiliates. The Company shall reimburse the Investors for all filing fees incurred by the Investors with respect to all filings contemplated by this Section 4.3 within five (5) Business Days of the date each such fee is paid by the Investors.

Section 4.4 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of the NYSE, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to review and comment on such release or announcement in advance of such issuance. The provisions of this Section 4.4 shall not restrict the ability of a party hereto to summarize or describe the transactions contemplated by this Agreement in the Registration Statement or Prospectus or any amendment or supplement thereto or any other prospectus or similar offering document or other report required by Law, regulation or NYSE rule so long as the other party is provided a reasonable opportunity to review and comment on such disclosure in advance.

Section 4.5 Share Listing. The Company shall as promptly as practicable after the date of this Agreement use its reasonable best efforts to cause the Common Stock to be issued in the Rights Offering, to be approved for listing on the NYSE, subject to official notice of issuance.

Section 4.6 No Transfers. Until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article VI, no Investor will, without the prior consent of the disinterested directors of the Board (or a committee thereof consisting of entirely disinterested directors), transfer, sell, encumber, assign, pledge or otherwise dispose of any shares of Common Stock held, directly or indirectly, by such Investor; provided, however, that upon prior notice to the Company confirming compliance herewith, such Investor may (i) transfer, assign or dispose all or any portion of its Common Stock to one or more Affiliates, which shall agree in writing to take such Common Stock subject to, and comply with, the terms of this Agreement or (ii) effect an in-kind distribution of such shares to such Investor’s or its Affiliates’ equity holders (including limited partners), provided that, in the case of an in-kind distribution, such Investor shall not be relieved of its obligations hereunder.

Section 4.7 Consents and Approvals. The Investors shall reasonably cooperate with the Company in connection with obtaining any consents or approvals required in connection with the Rights Offering or the Backstop Commitment, including promptly upon receiving from the Company a written consent of stockholders approving the issuance of the Backstop Acquired Shares, executing and delivering to the Company such written consent, provided such written consent shall be in form and substance reasonably satisfactory to the Investors.

Section 4.8 No Stabilization. In connection with the Rights Offering, the Investors will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock in violation of Regulation M under the Exchange Act.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Conditions to the Obligations of the Company and the Investors. The obligations of the Company and the Investors to effect the Closing shall be subject to the following conditions:

(a) receipt of all approvals and authorizations of, filings with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act and competition or merger control laws of any jurisdictions required to consummate the transactions contemplated hereunder, if any;

(b) no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of any of the transactions contemplated at the Closing;

(c) the Registration Statement shall have been declared effective by the SEC and shall continue to be effective and no stop order shall have been entered by the SEC with respect thereto;

(d) the shares of Common Stock to be issued in the Rights Offering shall be approved for listing on the NYSE, subject to official notice of issuance; and

(e) the Rights Offering shall have been consummated in accordance with the terms and subject to the conditions set forth in Section 1.1(d).

Section 5.2 Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the following conditions:

(a) The representations of the Investors in Section 1.1(b) shall be true and correct (A) in the case of the Registration Statement and any post-effective amendments thereto, at the respective times referred to in Section 1.1(c), and in the case of the Prospectus, as of its date, and (B) as of the Closing Date, except that in the case of this clause (B) all references to any time period or date referred to in Section 1.1(b) shall be deemed to be references to the Closing Date. All other representations and warranties of the Investors contained in this Agreement (i) that are qualified by materiality, material adverse effect or words of similar import, shall be true and correct as of the date hereof and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, material adverse effect or words of similar import, shall be true and correct in all material respects as of the date hereof and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

(b) The Investors shall have performed in all material respects all of their obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to them in all material respects, at or prior to the Closing.

(c) Since the date of this Agreement, there shall not have been any material adverse effect or any effect that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Investors’ ability to perform their obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(d) The Company shall have received a certificate, signed by an officer of each Investor, certifying as to the matters set forth in Section 5.2(a), (b) and (c).

Section 5.3 Conditions to the Obligations of the Investors. The obligations of the Investors to effect the Closing shall be subject to the following conditions:

(a) The 10b-5 Representation shall be true and correct in all respects (A) in the case of the Registration Statement and any post-effective amendments thereto, at the respective times referred to in Section 1.1(c), and in the case of the Prospectus, as of its date, and (B) as of the Closing Date, except that in the case of this clause (B) all references to any time period or date referred to in Section 1.1(c) shall be deemed to be references to the Closing Date. All other representations and warranties of the Company contained in this Agreement (other than those set forth in Section 2.7) (i) that are qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct as of the date hereof and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) that are not qualified by materiality, Material Adverse Effect or words of similar import, shall be true and correct in all material respects as of the date hereof and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date). The representations and warranties of the Company set forth in Section 2.7 shall be true and correct in all respects as of the date hereof and as of the Closing.

(b) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects. at or prior to the Closing.

(c) Since the date of this Agreement, there shall not have been any Material Adverse Effect or any Effect that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(d) The Investors shall have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 5.3(a), (b) and (c).

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Investors;

(b) by either the Company or the Investors, upon written notice to the other, in the event that the Closing does not occur on or before April 30, 2016 (the “Outside Date”); provided, however; the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation or comply with any covenant under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by either the Company or the Investors, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(d) by the Investors, if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would, if occurring or continuing on the Closing Date, cause the conditions set forth in Section 5.3(a), (b) or (c) not to be satisfied, and such breach is not cured, or is incapable of being cured, within ten (10) days (but no later than the Outside Date) of receipt of written notice by the Investors to the Company of such breach;

(e) by the Company, if a breach of any representation, warranty, covenant or agreement on the part of the Investors set forth in this Agreement shall have occurred that would, if occurring or continuing on the Closing Date, cause the conditions set forth in Section 5.2(a), (b) or (c) not to be satisfied, and such breach is not cured, or is incapable of being cured, within ten (10) days (but no later than the Outside Date) of receipt of written notice by the Company to the Investors of such breach;

(f) by the Investors, upon written notice to the Company, if the Company shall have entered into a definitive agreement to effect a Superior Transaction (it being understood that the Company shall pay the Termination Fee to the Investors in accordance with Section 7.8(b); or

(g) by the Company, upon written notice to the Investors, if the Company shall have entered into a definitive agreement to effect a Superior Transaction and prior to or concurrently with such termination the Company pays the Termination Fee to the Investors in accordance with Section 7.8(b).

Section 6.2 Effects of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement (other than Article VII which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation; Certain Definitions

(a) Interpretation. When a reference is made in this Agreement to “Preamble,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Preamble, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

(b) Certain Definitions. As used in this Agreement, the terms have the following meanings:

“10b-5 Representation” shall have the meaning set forth in Section 1.1(c).

“Acquisition Transaction” means a (A) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (B) any other direct or indirect acquisition involving 50% or more of the total voting power of the Company, or all or substantially all of the consolidated total assets (including equity securities of its Subsidiaries) of the Company.

“Affiliate” of any Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person; provided, for purposes of this Agreement, the Company and its subsidiaries shall not be deemed to be Affiliates of the Investors.

“Aggregate Offered Shares” shall have the meaning set forth in Section 1.1(d).

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Financing Transaction” means a transaction or series of related transactions pursuant to which a Person(s) provides to the Company debt or equity financing; provided that an Alternative Financing Transaction shall not include (i) a change of control transaction involving the Company or its stockholders, (ii) the liquidation, dissolution or reorganization of the Company, or (iii) an Acquisition Transaction.

“Backstop Acquired Shares” shall have the meaning set forth in Section 1.2(a).

“Backstop Commitment” shall have the meaning set forth in Section 1.2(a).

“Basic Subscription Right” shall have the meaning set forth in Section 1.1(d).

Any Person shall be deemed to “Beneficially Own”, to have “Beneficial Ownership” of, or to be “Beneficially Owning” any securities (which securities shall also be deemed “Beneficially Owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or one on which banks are authorized to close in New York, New York.

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or equity securities issued by the Company.

“Closing” shall have the meaning set forth in Section 1.2(b).

“Closing Date” shall have the meaning set forth in Section 1.2(b).

“Commitment Fee” shall have the meaning set forth in Section 7.8(c).

“Commitment Letter” means the letter agreement, dated December 9, 2015, from Sun Capital Partners V, L.P. to the Company.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Financial Statements” shall have the meaning set forth in Section 2.6(b).

“Company SEC Documents” shall have the meaning set forth in Section 2.6(a).

“Control” has the meaning specified in Rule 12b-2 under the Exchange Act.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”

“Exchange Act” shall have the meaning set forth in Section 2.6(a).

“Excluded Issuance” means any issuances of Common Stock, or options to acquire Common Stock, pursuant to the Company’s 2013 Employee Stock Purchase Plan or the Company’s 2013 Omnibus Incentive Plan and approved by the Board or a duly authorized committee of the Board.

“GAAP” means generally accepted accounting principles.

“Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“HSR Act” shall have the meaning set forth in Section 4.3.

“Indemnified Party” shall have the meaning set forth in Section 7.3(c).

“Indemnifying Party” shall have the meaning set forth in Section 7.3(c).

“Investors” shall have the meaning set forth in the Preamble.

“Law” means any federal, state, local or foreign law (including the Foreign Corrupt Practices Act of 1977, as amended, and the laws implemented by the Office of Foreign Assets Control, United States Department of Treasury), statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, license or permit of any Governmental Entity.

“Material Adverse Effect” means any event, state of facts, circumstance, development, change, effect or occurrence (an “Effect”) that (i) is or could reasonably be expected to be materially adverse to the financial condition, business, properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole, other than any Effect: (A) arising from changes or developments in the economy or financial markets generally, except to the extent such changes or developments have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries conduct their businesses; (B) arising from general changes or developments in any industry in which the Company and its Subsidiaries operate, except to the extent such changes or developments have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in such industry; (C) arising from the announcement or pendency of the transactions contemplated by this Agreement; (D) arising from the taking of any action required by this Agreement; (E) arising from changes in any Law or GAAP or interpretation thereof; (F) arising from the failure by the Company to meet any public or other estimates, budgets or forecasts of revenues, earnings or other financial performance or results of operations (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect); or (G) declines in the price or trading volume of shares of any capital stock of the Company or any change, or proposed change in the debt ratings of the Company or any of its Subsidiaries or any debt securities of the Company or any of its Subsidiaries (it being understood that the facts and circumstances giving rise to such declines or changes may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect); or (ii) is materially adverse to the ability of the Company to consummate the transactions contemplated by this Agreement.

“NYSE” shall have the meaning set forth in Section 2.5(b).

“Over-Subscription Right” shall have the meaning set forth in Section 1.1(d).

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Pre-Closing Period” shall have the meaning set forth in Section 4.1.

“Previously Disclosed” means (i) information set forth in or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 or its other reports and forms filed with the SEC under Sections 13, 14 or 15 of the Exchange Act after January 31, 2015 (except for risks and forward looking information set forth or incorporated in the section “Risk Factors” in the Form 10-K or in any forward looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward looking in nature) and (ii) the information set forth in the Schedules corresponding to the provision of this Agreement to which such information relates (provided that any disclosure with respect to a particular paragraph or section of this Agreement or the Schedules shall be deemed to be disclosed for other paragraphs and sections of the Agreement and the Schedules if, and then only to the extent that, the relevance of such disclosure to such other paragraphs or sections is reasonably apparent on its face).

“Pro Rata Portion” means, with respect to each Investor, a percentage equal to (i) the total number of shares of Common Stock held by such Investor as of immediately prior to the Closing, divided by (ii) the total number of shares of Common Stock held by the Investors as of immediately prior to the Closing.

“Prospectus” shall have the meaning set forth in Section 1.1(c).

“Record Date” means the date as of which each holder of Common Stock shall be offered one Right for each share of Common Stock held as of such date, which date shall be selected by the Board (or a committee thereof) in accordance with the DGCL and the requirements of the NYSE.

“Registration Effective Date” shall have the meaning set forth in Section 1.1(d).

“Registration Agreement” means that certain Registration Agreement, dated as of February 20, 2008, among the Company (f/k/a Apparel Holding Corp.), the Investors and the other investors party thereto.

“Registration Statement” shall have the meaning set forth in Section 1.1(a).

“Representatives” means, with respect to a Person, such Person’s directors, officers, investment bankers, attorneys, accountants and other advisors or representatives.

“Revolving Credit Facility” means the revolving credit facility pursuant to that certain Credit Agreement, dated as of November 27, 2013, by and among Vince, LLC, the guarantors party thereto, Bank of America, N.A., as agent, the other lenders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book runner.

“Right” means one non-transferable right to subscribe for a specified amount of shares of Common Stock at the Rights Subscription Price.

“Rights Offering” shall have the meaning set forth in Section 1.1(d).

“Rights Subscription Price” means a price per share of Common Stock equal to $5.50.

“SEC” means the Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in Section 7.4.

“Stock Plans” means the 2010 Stock Option Plan of Kellwood Company and the Vince Holding Corp. 2013 Incentive Plan.

“Subscription Notice” shall have the meaning set forth in Section 1.2(a).

“Subscription Period” shall have the meaning set forth in Section 1.1(d).

“Subsidiary” means any Person (whether or not incorporated) that the Company directly or indirectly owns or in respect of which the Company has the power to vote or control 50% or more of any class or series of capital shares or other equity interests of such Person.

“Superior Transaction” means a bona fide written Alternative Financing Transaction or Acquisition Transaction that the Board (or a committee thereof consisting only of disinterested directors) has determined in good faith, after receiving the advice of its financial advisors and outside legal counsel and in the exercise of its fiduciary duties, is in the best interests of the Company’s stockholders, including, in the case of an Alternative Financing Transaction, a determination that such Alternative Financing Transaction would (i) provide the Company with liquidity in an amount in excess of that expected to result from the Rights Offering and Backstop Commitment or (ii) result in more favorable economic terms (including in the case of an Alternative Financing Transaction that is an equity investment, the price per share to be paid for the Capital Stock of the Company) for the Company than the Rights Offering and Backstop Commitment. Without limiting the generality of the foregoing, in evaluating whether an Alternative Financing Transaction or Acquisition Transaction is in the best interests of the Company’s stockholders, the Board (or a committee thereof consisting only of disinterested directors) shall take into consideration, among other things, regulatory or other approvals that would be required for such transaction, the Company’s leverage (both prior to and following such transaction) and the Company’s ability to comply with existing covenants under the Term Loan Facility and Revolving Credit Facility and meet its obligations thereunder and under the Tax Receivable Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of November 27, 2013, by and among the Company, the former stockholders of the Company named therein and Sun Cardinal, as the representative thereunder, as amended from time to time.

“Termination Fee” means $1,690,000.

“Term Loan Facility” means the senior secured term loan facility pursuant to that certain Credit Agreement, dated as of November 27, 2013, by and among Vince, LLC, Vince Intermediate Holding, LLC, Bank of America, N.A., as administrative agent, J.P. Morgan Securities LLC, as syndication agent, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, and Cantor Fitzgerald Securities, as documentation agent, as amended, supplemented or otherwise modified from time to time.

Section 7.2 Survival . Each of the representations and warranties in this Agreement (or any certificate delivered pursuant hereto) shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months following the Closing Date; provided that the representations and warranties set forth in Section 1.1(b), Section 2.1, Section 2.2, Section 2.3, and Section 2.4 and the 10b-5 Representation, and corresponding representations and warranties in the officer’s certificate to be delivered pursuant to Section 5.2(d) and Section 5.3(d), shall survive the execution and delivery of this Agreement and the Closing indefinitely (or, in each case, until final resolution of any claim or actions arising from the breach of any such representation and warranty, if written notice of such breach was provided prior to the end of such survival period).

Section 7.3 Indemnification.

(a) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof the Company agrees to indemnify and hold harmless each Investor and its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable and documented fees of counsel), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or relating to (1) the Rights Offering, the Registration Statement or the Prospectus, or (2) claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of the Rights Offering, this Agreement and/or any of the transactions contemplated hereby; provided, however, that the foregoing indemnification shall not apply to Losses to the extent arise out of or relate to (i) any breach by any Indemnified Party of this Agreement, or (ii) statements or omissions in the Registration Statement or Prospectus or any amendment or supplement thereto made in reliance on or in conformity with written information relating to such Investor furnished to the Company by or on behalf of such Investor expressly for use therein.

(b) Notwithstanding anything in this Agreement to the contrary, from and after the date hereof, each Investor agrees to indemnify and hold harmless the Company and its Affiliates and each of their respective officers, directors, partners, employees, agents and Representatives, to the fullest extent lawful, from and against any and all Losses arising out of or relating to statements or omissions in the Registration Statement or Prospectus or any amendment or supplement thereto made in reliance on or in conformity with written information relating to such Investor furnished to the Company by or on behalf of such Investor expressly for use therein.

(c) A party seeking to be indemnified under this Section 7.3 (an “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification pursuant to Section 7.3(a) or (b); provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.3 unless, and then only to the extent that, the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify the Indemnifying Party. Such notice shall describe in reasonable detail such claim to the extent of the information available with respect thereto. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any reasonable and documented legal fees and expenses of one law firm retained by the Indemnified Party and other reasonable and documented out of pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense) and provided, further, that if the Indemnifying Party is conducting the defense the Indemnifying Party shall be liable for any reasonable and documented legal fees and expenses of one law firm retained by the Indemnified Party and other reasonable and documented out of pocket expenses reasonably incurred by the Indemnified Party in connection with such claim if the Indemnified Party reasonably shall have concluded (upon advice of its counsel) that there are one or more legal defenses available to the Indemnified Party that are not available to the Indemnifying Party or the Indemnified Party shall have concluded (upon advice of its counsel) that, with respect to such claim, the Indemnified Party and the Indemnifying Party have different, conflicting or adverse legal positions or interests. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall reasonably cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise (i) involves solely a monetary remedy payable by the Indemnifying Party and (ii) includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) The obligations of the parties under this Section 7.3 shall survive the Closing or termination of this Agreement and the transfer or other disposition of the Backstop Acquired Shares. The agreements contained in this Section 7.3 shall be in addition to any other rights of the Indemnified Party against the Indemnifying Party or others, under this Agreement at law or in equity.

Section 7.4 Legends . Each Investor agrees with the Company that each share of Common Stock purchased by such Investor pursuant to the Backstop Commitment shall contain a legend substantially to the following effect, unless the Company determines otherwise in accordance with applicable Law:

THESE SHARES ARE HELD BY AN ‘‘AFFILIATE’’ OF VINCE HOLDING CORP., AS DEFINED BY RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THE COMPANY WILL NOT PERMIT THE SHARES REPRESENTED BY THIS CERTIFICATE TO BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED TO A PROSPECTIVE TRANSFEREE UNLESS SUCH TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSACTION IS IN COMPLIANCE WITH THE SECURITIES ACT OR SUCH TRANSFER IS CONDUCTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

Section 7.5 Notices . All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile or electronic mail, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier services, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by written notice to the other party:

If to the Company:

Vince Holding Corp.

500 5th Avenue, 20th Floor

New York, New York 10110

Attention: Ryan Schreiber, Senior VP, General Counsel & Secretary

Facsimile: (855) 640-3896

Email: rschreiber@vince.com

With a copy to (which shall not constitute notice):

Honigman Miller Schwartz and Cohn LLP

660 Woodward Avenue

Detroit, Michigan 48226

Attention: Michael S. Ben

                  Meredith Ervine

Facsimile: (313) 465-7317

Email: mben@honigman.com

            mervine@honigman.com

If to the Investors:

Sun Cardinal, LLC

SCSF Cardinal, LLC

c/o Sun Capital Partners, Inc.

5200 Town Center Circle,

Suite 600

Boca Raton, Florida 33486

Attention: C. Deryl Couch and Jonathan Borell

Facsimile: (561) 394-0540

Email: dcouch@suncappart.com

            jborell@suncappart.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

Attention: Douglas C. Gessner, P.C.

                 Gerald T. Nowak, P.C.

                 Bradley Reed

Facsimile: (312) 862-2200

Email: douglas.gessner@kirkland.com

            gerald.nowak@kirkland.com

            bradley.reed@kirkland.com

Section 7.6 Further Assurances . Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.7 Amendments and Waivers . Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Investors. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7.8 Fees and Expenses

.

(a) Expenses.

(i) Regardless of whether the Closing is consummated, the Company shall reimburse the Investors for all reasonable out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by the Investors in connection with this Agreement and the transactions contemplated hereby; provided, however, that such fees and expenses shall not be reimbursed by the Company in the event that this Agreement is terminated by the Company pursuant to Section 6.1(e).

(ii) Payment of the Investors’ fees and expenses by the Company pursuant to this Section 7.8 shall be made at the Closing or, if this Agreement is terminated other than by the Company pursuant to Section 6.1(e), no later than three (3) Business Days after delivery by the Investors to the Company of written notice of (1) demand for payment after the termination of this Agreement, and (2) reasonably detailed documentation of such fees and expenses.

(b) Termination Fee.

(i) In the event that this Agreement is terminated by the Investors pursuant to Section 6.1(f) or the Company pursuant to Section 6.1(g), then the Company shall, simultaneously with such termination (in the case of a termination by the Company) or within one (1) Business Day following such termination (in the case of a termination by the Investor), pay the Investors the Termination Fee in accordance with Section 7.8(d); provided that the Termination Fee shall not be payable if the Superior Transaction that resulted in the termination of this Agreement was approved by the full Board (and not a committee of the Board). If the Commitment Fee is paid to the Investors and the Termination Fee subsequently becomes payable pursuant to this Section 7.8(b), the Termination Fee shall be reduced by the amount of the Commitment Fee.

(ii) Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by the Company pursuant to this Section 7.8(b), the Termination Fee (and reimbursement of expenses pursuant to Section 7.8(a) and, if applicable, payment of the Commitment Fee pursuant to Section 7.8(c)) shall, absent fraud or willful breach of this Agreement, be the Investors’ sole and exclusive remedy under this Agreement.

(c) Commitment Fee. If the Rights Offering has not commenced on or before March 29, 2016, the Company shall pay the Investors an aggregate amount equal to $950,000 (the “Commitment Fee”) upon the earliest to occur of (i) the completion of the Rights Offering, (ii) the Closing or (iii) the termination of this Agreement pursuant to Section 6.1. The Rights Offering will be deemed to commence on the date that the Rights are distributed to the Company’s stockholders.

(d) Any amount that becomes payable by the Company pursuant to this Section 7.8 shall be paid by wire transfer of immediately available funds to account(s) designated in writing by the Investors.

Section 7.9 Successors and Assigns . The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by operation of law or otherwise, provided that, each Investor shall be permitted to assign this Agreement (including any or all of the Investor’s rights or obligations hereunder) to any of its Affiliates, provided further that no such assignment shall relieve such Investor of its obligations hereunder. Without limiting the foregoing, none of the rights of the Investors hereunder shall be assigned to, or enforceable by, any Person to whom an Investor may transfer capital stock of the Company (other than a transfer to the Investor’s Affiliates to the extent permitted in accordance with the terms of this Agreement).

Section 7.10 Governing Law . This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

Section 7.11 Jurisdiction . Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and determined exclusively in the Delaware Court of Chancery of the State of Delaware; provided, that if the Delaware Court of Chancery does not have jurisdiction, any such suit, action or proceeding shall be brought exclusively in the United States District Court for the District of Delaware or any other court in the State of Delaware, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party may be made by complying with the provisions of Section 7.5, and such compliance shall be deemed effective service of process on such party.

Section 7.12 Waiver Of Jury Trial . EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 7.13 Entire Agreement . This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements (including the Commitment Letter) and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 7.14 Effect of Headings and Table of Contents . The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 7.15 Severability . If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by Law.

Section 7.16 Counterparts; No Third Party Beneficiaries . This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.17 Specific Performance . The transactions contemplated by this Agreement are unique. Accordingly, each of the Company and each Investor acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to seek a decree of specific performance (except in the circumstances in which the Termination Fee is payable and paid under Section 7.8(b)), provided that the party seeking specific performance is not in material default hereunder. The Company and the Investors agree that, if for any reason a party shall have failed to perform its obligations under this Agreement, then the party seeking to enforce this Agreement against such nonperforming party shall be entitled to specific performance and injunctive and other equitable relief, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Except in the circumstances in which the Termination Fee is payable and paid under Section 7.8(b), this provision is without prejudice to any other rights that any party may have against another party for any failure to perform its obligations under this Agreement, including the right to seek damages for a breach of any provision of this Agreement, and all rights, powers and remedies available (at law or in equity) to a party in respect hereof by the other party shall be cumulative and not alternative or exclusive, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other rights, powers or remedies by such party. For the avoidance of doubt, in circumstances in which the Termination Fee is payable and paid, other than in the case of fraud or willful breach of this Agreement, such Termination Fee shall be the Investors’ sole and exclusive remedy and the Investor shall not be entitled to specific performance or any other form of equitable relief.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of date first written above.

VINCE HOLDING CORP.

By:	/s/ David Stefko
Name:	David Stefko
Title:	Chief Financial Officer

SUN CARDINAL, LLC

By:	/s/ Michael McConvery
Name:	Michael McConvery
Title:	Vice President & Asst. Secretary

SCSF CARDINAL, LLC

By:	/s/ Michael McConvery
Name:	Michael McConvery
Title:	Vice President & Asst. Secretary